Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
May 19, 2017	Kristina Waugh, 318-340-5627 kristina.r.waugh@centurylink.com

CenturyLink announces pricing and allocation of $6.0 billion Term Loan B Facility
Completes financing required for Level 3 acquisition

Monroe, La. - CenturyLink, Inc. (NYSE: CTL) today announced that the lead arrangers for its new proposed senior secured credit facilities have allocated the loans to be made under its $6.0 billion term loan B facility (the “Term Loan B Facility”). CenturyLink expects that the Term Loan B Facility will bear interest at LIBOR plus 2.75% and will be offered at 99.5% of par (or with an original issue discount of 0.5%)

“CenturyLink took advantage of the strong loan market and was able to significantly upsize this financing from our original Term Loan B Facility target of $4.5 billion and achieve a lower interest rate than anticipated last October when we announced the Level 3 transaction,” said Stewart Ewing, CenturyLink executive vice president and chief financial officer. “This Facility completes the full debt financing required for the Level 3 acquisition and we are pleased we were able to place a full debt package that is expected to result in more than $75 million lower annual interest expense than originally forecast. We are grateful for the ongoing support of our investors.”

CenturyLink will use the proceeds of the Term Loan B Facility, together with other funds and borrowings, to finance its pending acquisition (the “Acquisition”) of Level 3 Communications, Inc. (“Level 3”). The commitments in respect of the Term Loan B Facility and the terms and conditions thereof (including the applicable interest rates) remain subject to the execution of the definitive documentation. The Term Loan B Facility may be funded in advance of the Acquisition, in which case it is expected that a newly formed subsidiary of CenturyLink will be the initial borrower of the loans thereunder and will hold the proceeds in escrow pending consummation of the Acquisition.

The company continues to expect the acquisition to close by the end of the third quarter this year.

About CenturyLink

CenturyLink (NYSE: CTL) is a global communications and IT services company focused on connecting its customers to the power of the digital world. CenturyLink offers network and data systems management, big data analytics, managed security services, hosting, cloud and IT consulting services. The company provides broadband, voice, video, advanced data and managed network services over a robust 265,000-route-mile U.S. fiber network and a 360,000-route-mile international transport network. Visit CenturyLink for more information.

Forward-Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this communication, including statements regarding the expected timing and benefits of the proposed transaction, such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "will," "estimates," "anticipates," "believes," "expects," "projects," "plans," "intends," "may," "should," "could," "seeks" and similar expressions, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  These forward-looking statements, and the assumptions upon which they are based, (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to:  the ability of the parties to timely and successfully receive the required approvals for the combination from regulatory agencies free of conditions materially adverse to the parties; the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs, difficulties or disruptions related to the integration of Level 3's operations with those of CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the effects of competition from a wide variety of competitive providers, including lower demand for CenturyLink's legacy offerings; the effects of new, emerging or competing technologies, including those that could make the combined company's products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; adverse changes in CenturyLink's or the combined company's access to credit markets on favorable terms, whether caused by changes in its financial position, lower debt credit ratings, unstable markets or otherwise; the combined company's ability to effectively adjust to changes in the communications industry, and changes in the composition of its markets and product mix; possible changes in the demand for, or pricing of, the combined company's products and services, including the combined company's ability to effectively respond to increased demand for high-speed broadband service; changes in the operating plans, capital allocation plans or corporate strategies of the combined company, whether based on changes in market conditions, changes in the cash flows or financial position of the combined company, or otherwise; the combined company's ability to successfully maintain the quality and profitability of its existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the combined company's business and network from possible equipment failures, service outages, security breaches or similar events impacting its network; the combined company's ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; the ability of the combined company to utilize net operating losses in amounts projected; changes in the future cash requirements of the combined company; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink's and Level 3's reports filed with the U.S. Securities and Exchange Commission (the "SEC"). Due to these risks and uncertainties, there can be no assurance that the proposed combination or any other transaction described above will in fact be completed in the manner described or at all.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed combination or the combined company.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this communication.  Unless legally required, CenturyLink and Level 3 undertake no obligation and each expressly disclaim any such obligation, to update publicly any forward-looking statements, whether as a result of new information, future events, changed events or otherwise.

Additional Information

In connection with the proposed combination, CenturyLink and Level 3 have filed a registration statement on Form S-4 with the SEC (Registration Statement No. 333-215121), containing a joint proxy statement of CenturyLink and Level 3 that also constitutes a prospectus of CenturyLink. The registration statement was declared effective by the SEC on February 13, 2017. CenturyLink and Level 3 began mailing the definitive joint proxy statement/prospectus to their respective security holders on or about February 13, 2017. The definitive joint proxy statement/prospectus, dated as of February 13, 2017, contains important information about CenturyLink, Level 3, the proposed combination and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION OR INCORPORATED BY REFERENCE IN THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the definitive joint proxy statement/prospectus and the filings that are incorporated by reference in the definitive joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Level 3, free of charge, at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain these documents free of charge by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Level 3, 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: Investor Relations.

Investors/Media Contacts

Investors:
Kristina Waugh
kristina.r.waugh@centurylink.com
(318) 340-5627

Media:
Frank Tutalo
frank.tutalo@centurylink.com
(703) 363-8698